 News Release

For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Tom Liguori, Iomega Corporation, (858) 314-7188

IOMEGA REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

SAN DIEGO, April 28, 2005 – Iomega Corporation (NYSE: IOM) today reported revenue of $72.9 million and a net loss of $5.9 million, or $0.11 per share, for the quarter ended April 3, 2005. The net loss included a $1.5 million nonrecurring benefit from a change in estimated accrued copyright royalties in Europe. In comparison, first quarter 2004 revenue was $84.1 million with a net loss of $4.9 million, or $0.09 per share. The lower revenue and increased net loss were primarily due to the decrease in Zip® product line revenue and associated gross margin, partially offset by revenue increases in the REV™ (which began shipping in the second quarter of 2004), Consumer Storage Solutions, and Network Storage Systems (NSS) product lines.

The first quarter 2005 gross margin percentage was 22.7% compared to 28.9% for first quarter 2004. The decrease was primarily due to lower sales of the higher margin Zip products and competitive pricing pressures in Consumer Storage Solutions. First quarter 2005 operating expenses were $22.5 million, which included $0.2 million in pre-tax restructuring charges. By comparison, first quarter 2004 operating expenses were $30.3 million, which included $0.5 million in pre-tax restructuring charges. The first quarter 2005 operating loss was $6.0 million, unchanged from first quarter 2004.

“We are disappointed with the loss in the first quarter; however, we continued to make progress in transitioning the business from the legacy Zip product line to multiple hardware and software storage solutions for consumers, homes, and small businesses,” said Werner Heid, president and CEO, Iomega Corporation. “We are encouraged by first quarter 2005 revenue of $52.3 million from our REV, NSS, and Consumer Storage Solutions product lines. In addition, we reduced our operating expenses by $7.8 million, or 25.7%, from first quarter 2004, primarily through last year’s restructuring actions. Looking forward, we remain focused on further adjusting our sales and marketing strategy, controlling costs, and introducing new products with the key goal to improve business results.”

First quarter 2005 Zip product sales of $20.1 million decreased $24.1 million, or 54%, from first quarter 2004. First quarter 2005 Zip product gross margin percentage of 54.2% improved from 46.4% in the prior year. The increase in Zip gross margin percentage was primarily due to a combination of lower material spending and fewer pricing, rebate, and marketing programs. First quarter 2005 Zip product profit margin (PPM) was $10.1 million, compared to $18.2 million in first quarter 2004.

First quarter 2005 sales of Consumer Storage Solutions products, consisting of optical, hard disk (HDD), Mini USB flash, and floppy drives, were $36.4 million, an increase of $1.3 million, or 4%, compared to first quarter 2004. The Consumer Storage Solutions product loss in first quarter 2005 was $0.9 million, compared to a positive PPM of $0.5 million in first quarter 2004. The first quarter 2005 product loss was favorably impacted by a $1.5 million nonrecurring benefit from a change in estimated accrued copyright royalties in Europe. The $0.9 million product loss was driven primarily by lower margins due to price competition.

First quarter 2005 REV product sales were $12.1 million with a product loss of $1.8 million. The product loss was due to development costs for next generation REV products, continued marketing expenses to improve the market awareness of REV technology, and under-absorbed fixed overhead expenses at current volumes. Compared to fourth quarter 2004, REV revenue decreased from $12.9 million and the product loss was unchanged at $1.8 million.

First quarter 2005 NSS revenue of $3.8 million increased $0.4 million, or 12%, compared to first quarter 2004. The NSS product loss in first quarter 2005 was $0.3 million compared to a product loss in first quarter 2004 of $0.8 million. The product loss improvement was due to higher gross margins on new products released in the second half of 2004.

General corporate expenses which were not allocated to the total first quarter 2005 PPM totaled $12.9 million, a decrease of $2.9 million compared to first quarter 2004.

During first quarter 2005, the Company’s total cash, cash equivalents, and temporary investments decreased by $16.6 million to $104.2 million as of April 3, 2005. The decrease in cash, cash equivalents, and temporary investments was primarily a result of payments for: 1) accrued liabilities including restructuring payments, incentive bonus payments, and marketing programs, 2) inventory purchases, and 3) the first quarter operating loss.

Revenue by region during first quarter 2005 was $33.8 million in the Americas, $34.3 million in Europe, and $4.8 million in Asia, or 46%, 47%, and 7%, respectively. This compares to revenue by region during first quarter 2004 of $44.4 million in the Americas, $33.2 million in Europe, and $6.5 million in Asia, or 52%, 40%, and 8%, respectively.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega’s first quarter 2005 financial results. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, May 5, 2005.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture, and share their valuable digital information. Iomega’s award-winning storage products include the Iomega® REV™ 35GB drive, available in multiple interfaces, as well as the 10-cartridge, one-drive REV 1000 Autoloader; Zip® 100MB, 250MB, and 750MB drives; high-performance Iomega external hard drives; Iomega Mini USB drives and Micro Mini™ USB drives; Iomega external CD-RW drives; Iomega Super DVD drives and the QuikTouch™ DVD Video Burner; and Iomega floppy USB-powered drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 1.6TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption, or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

Any statements contained in this release regarding the Company’s progress toward or efforts to transition the business from the legacy Zip product line to multiple hardware and software storage solutions for consumers, homes, and small businesses, its intention to focus on further adjusting its sales and marketing strategy, controlling costs, and introducing new products with the key goal to improve business results, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include lower than anticipated sales of the Company’s REV and other products; unforeseen post-launch technical, manufacturing, or supply issues regarding the Company’s REV or other products; retail and OEM market acceptance of and demand for the Company’s REV and other products; greater than expected revenue declines on the Zip product line; the Company’s inability to achieve consistent profitability on its Consumer Storage Solutions business; product gross margin erosion due to competitive pricing pressures; technical difficulties; supplier constraints; the Company’s inability to maintain stringent quality assurance standards and enhanced customer service; availability of critical product components; the failure or delay of any sole source supplier; manufacturing and inventory issues; management turnover; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega’s most recent Annual Report on Form 10-K.

###

Copyright© 2005 Iomega Corporation. All rights reserved. Iomega, Zip, REV, Active Disk, iStorage, Micro Mini, QuikTouch and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                                 For the Three Months Ended
                                                           ---------------------------------------------------------------------
                                                           Apr. 3,                    Mar. 28,               Dec. 31,
                                                            2005%            2004%           2004%
                                                           -------      ------       ---------  ------      ---------     ------
Sales                                                      $72,930      100.0%        $84,126   100.0%       $89,633      100.0%
Cost of Sales                                               56,385       77.3%         59,776    71.1%        67,901       75.8%
                                                           -------      ------        -------   ------       -------      ------
  Gross margin                                              16,545       22.7%         24,350    28.9%        21,732       24.2%
                                                           -------      ------        -------   ------       -------      ------

Operating Expenses:
  Selling, general and administrative                       18,215       25.0%         23,319    27.7%        20,677       23.1%
  Research and development (1)                               4,104        5.6%          6,465     7.7%         4,376        4.9%
  License fees                                                  (7)      (0.0%)             0     0.0%       (10,599)     (11.8%)
  Restructuring charges                                        235        0.3%            546     0.6%         1,540        1.7%
                                                           -------      ------        -------   ------       -------      ------
    Total operating expenses                                22,547       30.9%         30,330    36.1%        15,994       17.8%
                                                           -------      ------        -------   ------       -------      ------
Operating Income (Loss)                                     (6,002)      (8.2%)        (5,980)   (7.1%)        5,738        6.4%
  Interest and other income and expense, net                  (454)      (0.6%)           430     0.5%         1,108        1.2%
                                                           -------      ------        -------   ------       -------      ------
Income (Loss) Before Income Taxes                           (6,456)      (8.9%)        (5,550)   (6.6%)        6,846        7.6%
(Provision) Benefit for Income Taxes                           531        0.7%            685     0.8%        (3,009)      (3.4%)
                                                           -------      ------        -------   ------       -------      ------
Net Income (Loss)                                          ($5,925)      (8.1%)       ($4,865)   (5.8%)       $3,837        4.3%
                                                           =======      ======        =======   ======       =======      ======

Basic Earnings (Loss) Per Share                             ($0.11)                    ($0.09)                 $0.07
                                                           =======                    =======                =======
Diluted Earnings (Loss) Per Share                           ($0.11)                    ($0.09)                 $0.07
                                                           =======                    =======                =======
Weighted Average Common Shares Outstanding                  51,611                     51,527                 51,589
                                                           =======                    =======                =======
Weighted Average Common Shares Assuming Dilution            51,611                     51,527                 51,597
                                                           =======                    =======                =======

(1) Q4 2004 includes $0.5 million in gains related to the sale of DCT engineering assets.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                                 For the Three Months Ended
                                                           ---------------------------------------------------------------------
                                                           Apr. 3,                    Mar. 28,               Dec. 31,
                                                            2005%            2004%           2004%
                                                           -------      ------       ---------  ------      ---------     ------
Sales:
Consumer Products:
  Zip                                                      $20,145       27.6%        $44,220    52.6%       $25,312       28.2%
  Consumer Storage Solutions (1)                            36,449       50.0%         35,127    41.8%        46,931       52.4%
Business Products:
  REV                                                       12,093       16.6%              0     0.0%        12,949       14.4%
  Network Storage Systems                                    3,785        5.2%          3,392     4.0%         3,899        4.3%
Other Products (2)                                             458        0.6%          1,387     1.6%           542        0.6%
                                                           -------                    -------                -------
    Total Sales                                            $72,930                    $84,126                $89,633
                                                           =======                    =======                =======
Product Profit Margin (Loss):
Consumer Products:
    Zip                                                    $10,062                    $18,167                $11,808
    Consumer Storage Solutions (1)                            (881)                       473                    117
  Business Products:
    REV                                                     (1,818)                    (5,615)                (1,768)
    Network Storage Systems                                   (299)                      (811)                  (279)
Other Products (2)(3)                                           93                     (1,809)                10,524
                                                           -------                    -------                -------
    Total Product Profit Margin (Loss)                       7,157                     10,405                 20,402

Common:
  General corporate expenses                               (12,924)                   (15,839)               (13,124)
  Restructuring charges                                       (235)                      (546)                (1,540)
  Interest and other income and expense, net                  (454)                       430                  1,108
                                                           -------                    -------                -------
Income (Loss) Before Income Taxes                          ($6,456)                   ($5,550)                $6,846
                                                           =======                    =======                =======

(1) Consumer Storage Solutions is comprised of optical, hard disk, flash and floppy drives.
(2) Other Products is comprised of Jaz, Peerless, PocketZip and other miscellaneous products, and the DCT Development
    Program in the case of PPM/product loss.
(3) Q4 2004 includes a net benefit of $11.2 million from DCT-related license fees and gains on the sale of DCT assets.

IOMEGA CORPORATION
CONDENSED BALANCE SHEET
(In thousands)
(Unaudited)

                                                           Apr. 3,          Dec. 31,
                                                            2005              2004
                                                          --------          --------
ASSETS:
  Cash and cash equivalents                                $77,871          $103,403
  Restricted cash                                              278                 0
  Temporary investments                                     26,050            17,406
                                                          --------          --------
    Total cash                                             104,199           120,809
  Trade receivables                                         29,395            30,764
  Inventories                                               34,135            31,345
  Deferred taxes                                             8,475             9,710
  Other current assets                                       6,063             7,045
                                                          --------          --------
    Total Current Assets                                   182,267           199,673
  Property and equipment, net                               12,377            13,563
  Intangible and other assets                               14,045            14,266
                                                          --------          --------
                                                          $208,689          $227,502
                                                          ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                                         $33,584           $35,166
  Income taxes payable                                         598               664
  Other current liabilities                                 55,933            65,607
                                                          --------          --------
    Total Current Liabilities                               90,115           101,437
  Deferred taxes                                            21,293            22,537
  Long-term liabilities                                        140               721
  Stockholders' equity                                      97,141           102,807
                                                          --------          --------
                                                          $208,689          $227,502
                                                          ========          ========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                          For the Three Months Ended
                                                          --------------------------
                                                           Apr. 3,          Mar. 28,
                                                            2005              2004
                                                          --------          --------

Cash Flows from Operating Activities:
  Net Loss                                                 ($5,925)          ($4,865)
    Revenue and Expense Adjustments                          2,553               974
                                                          --------          --------
                                                            (3,372)           (3,891)
  Changes in Assets and Liabilities:
    Trade receivables                                        1,656             4,674
      Restricted cash                                         (278)                0
      Inventories                                           (3,304)             (775)
      Other current assets                                     982              (323)
      Accounts payable                                      (1,622)             (820)
      Accrued restructuring                                 (1,340)           (1,458)
      Other current liabilities and income taxes            (8,407)          (11,973)
                                                          --------          --------
        Net cash used in operating activities              (15,685)          (14,566)
                                                          --------          --------

Cash Flows from Investing Activities:
  Purchases of property and equipment                         (462)           (3,351)
  Initial purchase of ByteTaxi (net of $171,000 cash)          (44)                0
  Sales of temporary investments                             6,233            89,602
  Purchases of temporary investments                       (14,871)         (116,941)
    Net change in other assets and other liabilities          (708)             (942)
                                                          --------          --------
      Net cash used in investing activities                 (9,852)          (31,632)
                                                          --------          --------

Cash Flows from Financing Activities:
  Proceeds from sales of Common Stock                            5                 8
                                                          --------          --------
    Net cash provided by financing activities                    5                 8
                                                          --------          --------
Net Decrease in Cash and Cash Equivalents                  (25,532)          (46,190)
Cash and Cash Equivalents at Beginning of Period           103,403           122,591
                                                          --------          --------
Cash and Cash Equivalents at End of Period                 $77,871           $76,401
                                                          ========          ========

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